Exhibit 99

SILICON LABS ANNOUNCES RECORD REVENUE

— Growth Products Deliver across the Board —

AUSTIN, Texas — April 29, 2015 — Silicon Labs (NASDAQ: SLAB), a leading provider of microcontroller, wireless connectivity, analog and sensor solutions for the Internet of Things (IoT), today reported financial results for its first quarter ended April 4, 2015. Revenue in the first quarter exceeded the top end of guidance and established a new record at $163.7 million, up from $162.0 million in the fourth quarter.

Financial Highlights

On a GAAP basis:

•                  Gross margin was 58.9 percent

•                  R&D expenses were $46.9 million

•                  SG&A expenses were $42.3 million

•                  Operating income as a percentage of revenue was 4.4 percent

•                  Diluted earnings per share were $0.15

On a non-GAAP basis (results exclude the impact of stock compensation, amortization from acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 60.0 percent

•                  R&D expenses were $37.7 million

•                  SG&A expenses were $32.9 million

•                  Operating income as a percentage of revenue was 16.8 percent

•                  Diluted earnings per share were $0.54

Business Highlights

•                  Broad-based revenue is now broken out into IoT and Infrastructure product categories

•                  IoT revenue, previously called MCU, wireless, sensors and analog, established an all-time high revenue quarter at $60.9 million

•                  Infrastructure, including timing and isolation products, established record revenue at $30.1 million

•                  Broadcast revenue was $46.1 million, with a record in automotive and consumer seasonally down

•                  Access revenue was consistent with expectations at $26.5 million

Product Highlights

•                  Acquired Bluegiga, a leading provider of Bluetooth® and Wi-Fi® modules, software stacks and development tools for a wide range of applications for the IoT.

•                  Announced Blue Gecko Bluetooth Smart solutions including wireless system-on-chip (SoC) devices, embedded modules, and Bluegiga’s software development kit and Bluetooth Smart software stack to address the largest, fastest-growing low-power wireless connectivity opportunity in the IoT market.

•                  Introduced the EZR32 family of sub-GHz wireless MCUs, delivering a combination of energy efficiency and RF performance for applications ranging from smart metering to the connected home.

•                  Launched the new EFM8 Bee MCU family, which includes three lines of highly integrated, peripheral-rich 8-bit MCUs optimized for exceptional price/performance, ultra-low-power touch control and USB connectivity.

•                  Introduced the CP2614 bridge chip and evaluation kit to simplify the development of accessories for iOS devices by providing a turnkey digital audio bridge solution for Made for iPod/iPhone/iPad (MFi) products.

•                  Announced the next generation of the Simplicity Studio™ development environment, enabling concurrent MCU and RF design for IoT applications.

•                  Introduced the industry’s first complete Wireless M-Bus platform solution designed to simplify the development of wirelessly connected smart meters for electricity, gas, water and heat resources in the European market.

•                  Announced a collaboration with ARM® to deliver the first power management application programming interfaces (APIs) for ARM mbed™ platforms, bringing greater energy efficiency to power-sensitive, battery-operated connected devices.

•                  Launched the Si88xx digital isolator family, providing industrial system developers with a complete plug-and-play solution that simplifies power supply applications while ensuring long-term performance and reliability.

•                  Introduced the new Si479xx/Si46xx automotive radio system portfolio to provide a complete platform for the global automotive infotainment market, ranging from entry-level car radios to multi-tuner, multi-antenna designs.

•                  Launched the Si2144/24 tuner family, offering set-top box (STB) makers an optimal balance of RF performance, energy efficiency, tiny package size and BOM-saving integration.

•                  Received a favorable ruling on the ITC lawsuit initiated by Cresta Technology.

Business Outlook

The company expects revenue in the second quarter to be in the range of $164 million to $169 million and anticipates another record in its IoT products. Second quarter diluted earnings per share are expected to be between $0.11 and $0.17 on a GAAP basis and between $0.50 and $0.56 on a non-GAAP basis.

“We are very pleased by our strong start in what is typically a seasonally down quarter and by the progress we have made over the past year, with double-digit growth in our investment businesses,” said Tyson Tuttle, CEO of Silicon Labs. “We had a great quarter filled with a lot of good news and achievements, including our entry into the Bluetooth Smart market and the completion of our acquisition of Bluegiga.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website under Investor Relations (www.silabs.com). A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 39717392. The replay will be available through March 15, 2015.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and system solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; risks related to the successful completion of the development and implementation of Bluegiga’s technology; risks associated with the development of modules and the Company’s limited operating history with modules; risks that the acquisition may not yield the expected benefits due to the failure to properly integrate the acquired business and employees; risks that our competitors that supply products incorporated in Bluegiga’s modules may disrupt such supply; risks that the acquired business’ products and processes under development may fail to achieve market acceptance; risks of disputes regarding the acquired business and intellectual property; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, the Silicon Laboratories logo, the Silicon Labs logo and Simplicity Studio are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Revenues	$163,705	$145,691
Cost of revenues	67,336	58,586
Gross margin	96,369	87,105
Operating expenses:
Research and development	46,857	42,485
Selling, general and administrative	42,300	34,611
Operating expenses	89,157	77,096
Operating income	7,212	10,009
Other income (expense):
Interest income	192	302
Interest expense	(745)	(798)
Other income (expense), net	408	67
Income before income taxes	7,067	9,580
Provision for income taxes	689	1,470
Net income	$6,378	$8,110

Earnings per share:
Basic	$0.15	$0.19
Diluted	$0.15	$0.18

Weighted-average common shares outstanding:
Basic	42,412	43,081
Diluted	43,149	44,056

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended April 4, 2015
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Acquisition Related Items	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$163,705

Gross margin	96,369	58.9%	$230	$390	$1,133	$24	$98,146	60.0%

Research and development	46,857	28.6%	4,795	3,870	—	458	37,734	23.1%

Selling, general and administrative	42,300	25.9%	5,494	1,056	2,836	—	32,914	20.1%

Operating income	7,212	4.4%	10,519	5,316	3,969	482	27,498	16.8%

	Three Months Ended April 4, 2015
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Acquisition Related Items*	Tax Impact of Adjustments	Non- GAAP Measure
Net income	$6,378	$10,519	$5,316	$3,969	$482	$(3,285)	$23,379

Diluted shares outstanding	43,149						43,149

Diluted earnings per share	$0.15						$0.54

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending July 4, 2015
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.17	$0.11

Estimated non-GAAP charges	0.39	0.39

Estimated non-GAAP diluted earnings per share	$0.56	$0.50

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	April 4, 2015	January 3, 2015
Assets
Current assets:
Cash and cash equivalents	$112,710	$141,706
Short-term investments	148,795	193,489
Accounts receivable, net of allowances for doubtful accounts of $785 at April 4, 2015 and $786 at January 3, 2015	66,563	70,367
Inventories	61,078	52,631
Deferred income taxes	17,364	21,173
Prepaid expenses and other current assets	51,301	49,171
Total current assets	457,811	528,537
Long-term investments	7,401	7,419
Property and equipment, net	131,313	132,820
Goodwill	264,687	228,781
Other intangible assets, net	135,049	115,021
Other assets, net	24,965	29,983
Total assets	$1,021,226	$1,042,561

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,295	$38,922
Current portion of long-term debt	10,000	10,000
Accrued expenses	45,391	73,646
Deferred income on shipments to distributors	38,796	38,662
Income taxes	1,340	2,084
Total current liabilities	134,822	163,314
Long-term debt	77,150	77,500
Other non-current liabilities	45,817	43,691
Total liabilities	257,789	284,505
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 42,689 and 42,225 shares issued and outstanding at April 4, 2015 and January 3, 2015, respectively	4	4
Additional paid-in capital	28,833	29,501
Retained earnings	735,011	728,633
Accumulated other comprehensive loss	(411)	(82)
Total stockholders’ equity	763,437	758,056
Total liabilities and stockholders’ equity	$1,021,226	$1,042,561

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	April 4, 2015	March 29, 2014
Operating Activities
Net income	$6,378	$8,110
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	2,987	3,290
Amortization of other intangible assets and other assets	6,521	4,491
Stock-based compensation expense	10,519	9,277
Income tax benefit (shortfall) from stock-based awards	1,773	45
Excess income tax benefit from stock-based awards	(1,785)	(235)
Deferred income taxes	6,844	6,784
Changes in operating assets and liabilities:
Accounts receivable	6,564	7,452
Inventories	(6,424)	1,083
Prepaid expenses and other assets	8,584	14,266
Accounts payable	447	1,195
Accrued expenses	(5,046)	21,367
Deferred income on shipments to distributors	(1,049)	1,736
Income taxes	(8,409)	(8,324)
Other non-current liabilities	(3,816)	(23,585)
Net cash provided by operating activities	24,088	46,952

Investing Activities
Purchases of available-for-sale investments	(13,037)	(43,366)
Proceeds from sales and maturities of available-for-sale investments	57,739	28,242
Purchases of property and equipment	(1,991)	(1,673)
Purchases of other assets	(935)	(2,113)
Acquisition of business, net of cash acquired	(76,899)	—
Net cash used in investing activities	(35,123)	(18,910)

Financing Activities
Proceeds from issuance of common stock, net of cash paid for withheld taxes	(2,561)	5,496
Excess income tax benefit from stock-based awards	1,785	235
Repurchases of common stock	(10,138)	—
Payment of acquisition-related contingent consideration	(4,464)	—
Payments on debt	(2,583)	(1,250)
Net cash provided by (used in) financing activities	(17,961)	4,481

Increase (decrease) in cash and cash equivalents	(28,996)	32,523
Cash and cash equivalents at beginning of period	141,706	95,800
Cash and cash equivalents at end of period	$112,710	$128,323